[LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]


                            November 13, 1996



The Bear Stearns Companies Inc.
245 Park Avenue
New York, New York  10167


                   Registration Statement on Form S-8
                   ----------------------------------

Ladies and Gentlemen:

     In connection with the registration statement on Form S-8 (the

"Registration Statement") relating to The Bear Stearns Companies Inc. AE

Investment and Deferred Compensation Plan, as amended (the "Plan"), being filed today by The Bear Stearns Companies Inc. (the "Company") with the

Securities and Exchange Commission (the "Commission") pursuant to the

Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), you have requested that we furnish you our opinion as to the legality of the interests in the Plan and the shares of the

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Company's common stock, par value $1.00 per share (the "Common Stock"), to be offered pursuant to the Plan.

          In this connection, we have reviewed copies of (i) the

Registration Statement, including the exhibits thereto, (ii) the Restated

Certificate of Incorporation and By-laws of the Company, each as amended,

and (iii) certain records of the Company's corporate proceedings as

reflected in its minute books.   In addition, we have made such other

examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed.

          In rendering the opinions expressed below, we have assumed (i)

the genuineness of all signatures, (ii) the authenticity of all documents and instruments submitted to us as originals and that all documents and instruments submitted to us as copies conform to the originals thereof and (iii) the legal capacity of natural persons executing any of the documents, none of which facts we have independently verified.

          Based upon and subject to the foregoing, it is our opinion that the interests in the Plan have been validly authorized by and constitute legal and binding obligations of the Company and that the shares of

Common Stock which may be issued by the Company in accordance with the terms of the Plan, when so issued, will be duly authorized, validly issued, fully paid and nonassessable.

          The opinions set forth above are subject to the qualification that the enforceability of the interests in the Plan may be subject to

(i) bankruptcy, insolvency,

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fraudulent conveyance or transfer, reorganization, moratorium or other similar laws now or hereafter in effect, relating to or affecting creditors' rights or remedies generally and (ii) general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          Our opinions expressed above are limited to the federal laws of the United States, the laws of the State of New York and the Delaware

General Corporation Law.  Our opinions are also rendered only with respect to the laws, and the rules, regulations and orders thereunder,

which are currently in effect.  Please be advised that no member of this firm is admitted to practice in the State of Delaware.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.


                         Very truly yours,

                         /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON